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                   BROKER-DEALER SELLING AGREEMENT

     AGREEMENT by and among The Lincoln National Life Insurance Company, a life insurance company organized under the laws of Indiana, Lincoln Life & Annuity Company of New York, a life insurance company organized under the laws of New York (collectively "Company" or, as appropriate, the Issuing Insurer), Lincoln Financial Distributors, Inc. (LFD) a registered Broker-Dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 and a member of the Financial Industry Regulatory Authority, or its successor, ("FINRA"); BROKER-DEALER NAME("Broker-Dealer"), also a registered Broker-Dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and a member of the FINRA; and; INSURANCE AGENCY NAME("Agency"); and each additional insurance agency signatory hereto (each of which shall also be referred to herein as "Agency").

                            WITNESSETH:

     WHEREAS, the Company proposes to have Broker-Dealer's registered representatives ("Representatives") who are also licensed to sell insurance in appropriate jurisdictions solicit and sell certain variable insurance contracts (the "Insurance Securities") more particularly described in this Agreement and which are deemed to be securities under the Securities Act of 1933, and to sell certain non-variable insurance contracts (the "Fixed Policies") more particularly described in this Agreement (collectively the "Policies"); and

     WHEREAS, the Company has appointed LFD as the principal distributor of the Insurance Securities and proposes to delegate, to the extent legally permitted, training and supervisory duties of persons involved with the solicitation and offer or sale of any of the Insurance Securities to Broker-Dealer; and

     WHEREAS, as full compensation, the Issuing Insurer will pay to Broker-Dealer, or, if required by state law, to Agency, the compensation provided for in Schedule A1 on premiums paid to the Company on Policies sold by Broker-Dealer after this Agreement becomes effective;

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. APPOINTMENT OF BROKER-DEALER. The Company and LFD hereby appoint Broker-Dealer and Agency to sell the Policies through its Representatives and to provide certain administrative services to facilitate solicitations for and sales of the Policies.

     Broker-Dealer agrees that its authority is limited to the solicitation and marketing of the Policies in accordance with this Agreement and Broker-Dealer agrees that it will not make, alter, modify or discharge any contract or extend any provision thereof, or extend the time for payment of premiums or waive any premium, forfeiture or guarantee dividends or estimate future interest, mortality or expense factors except through the use of authorized illustrations and projections approved by the Company, or deliver any contract unless the applicant is at the time of delivery in good health and insurable condition, or incur any debts or liability against the Company, or LFD, or receive any money for the Company except the initial modal premium necessary to place in force or to reinstate a contract or a policy in the form of a check payable to the Company, or misrepresent, or fail to disclose accurately, the terms or nature of the Company's products, or pay any premiums on policies or contracts other than the representative's own or the representative's immediate family members, share any part of management compensation with a representative recruited by or assigned to the Broker-Dealer or violate any published Company policy on IOLI/SOLI life settlement sales, or whether or not permitted by law, pay or allow any rebate of premiums or commissions in any matter, directly or indirectly. Nothing in this Agreement shall create or be construed to create an exclusive authority to represent the Company or LFD to effect sales of Policies, either with respect to a specific geographic territory, or otherwise.

     2. THE POLICIES. The Policies issued by the Company to which this Agreement applies are listed in Schedule B1. Schedule B1 may be amended at any time by the Company. The Company in its sole discretion and without notice to Broker-Dealer, may suspend sales of any Policies or may amend any policies or contracts evidencing such Policies if, in the Company's opinion, such suspension or

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amendment is: (1) necessary for compliance with federal, state, or local laws, regulations, or administrative order(s); or, (2) necessary to prevent administrative or financial hardship to the Company. In all other situations, the Company shall provide 30 days notice to Broker-Dealer prior to suspending sales of any Policies or amending any policies or contracts evidencing such Policies. Neither Broker-Dealer nor its Representatives shall be authorized to sell or market any Policy unless a Schedule for such Policy has been made a part of this Agreement. With respect to Insurance Securities comprising variable annuity contracts, no Schedule for such Products will be effective unless executed by an authorized officer of the Company and authorized representative of Broker-Dealer.

     3. SECURITIES LICENSING. Broker-Dealer shall, at all times when performing its functions under this agreement, be registered as a securities broker with the SEC and be a member of the FINRA and licensed or registered as a securities broker-dealer in the states and other local jurisdictions that require such licensing or registration in connection with variable insurance contract sales activities or the supervision of Representatives who perform such activities in the respective location. Broker-Dealer hereby represents and warrants to LFD and Company that it is not currently under investigation, formal or informal, by any securities or insurance regulatory authority.

     4. INSURANCE LICENSING. Broker-Dealer shall, at all times when performing its functions under this agreement, be validly licensed as an insurance agency in the states and other local jurisdictions that require such licensing or registration in connection with Broker-Dealer's variable or fixed insurance contract sales activities; or, in those states in which Broker-Dealer cannot or does not obtain a corporate agent's license, shall maintain a contractual relationship with an agency, which shall be validly licensed as an insurance agency in such jurisdiction or jurisdictions. Broker-Dealer represents that it is in full compliance with all applicable federal and state statutes, laws, regulations and SEC No-Action letters and any rules and regulations of the FINRA, pertaining to the appropriate relationship between a Broker-Dealer and an insurance agency which are separate and distinct entities, not able to sell variable insurance products without entering into a contractual relationship as described herein. Broker-Dealer shall provide the Company with a list of all licensed insurance agencies relied upon by Broker-Dealer to comply with this paragraph (each, herein, "Agency") and covenants to maintain the completeness and accuracy of such list, and shall cause each such agency to become appointed and contracted with Company.

     5. REPRESENTATIVES' INSURANCE COMPLIANCE. Prior to allowing any Representative to solicit for sales or sell the Policies, Broker-Dealer shall require such Representative to be validly insurance licensed, registered and appointed by Company as a variable life agent in accordance with the applicable jurisdictional requirements for the solicitation and sale of the Policies.

     6. APPOINTMENTS. Broker-Dealer shall assist the Company in the appointment of Representatives under the applicable insurance laws to sell the Policies. Broker-Dealer shall fulfill all requirements set forth in the General Letter of Recommendation, attached as Schedule C1 with respect to the Company, in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of the Company. All such licensing/appointment papers should be submitted by Broker-Dealer to the Company or its duly appointed agent. Notwithstanding such submission, the Company shall have sole discretion to appoint, refuse to appoint, discontinue, or terminate the appointment of any Representative as an insurance agent of the Company. Upon termination of the appointment, Broker-Dealer shall promptly advise Representative of such termination of authorization to sell the Policies and shall otherwise take all additional action necessary to terminate the sales activities of such Representative contemplated under this Agreement.

     a. Broker-Dealer shall promptly notify the Company should the Broker-Dealer terminate any of its appointed Representatives for performance, non-performance or breach of this Agreement, including, but not limited to, any unauthorized use of sales materials, any misrepresentations or any sales practices concerning the Policies or who are found to be in violation of any federal or state securities or insurance laws involving fraud, deceit, or knowing misrepresentations.

     Failure to comply will be considered a violation of the terms of this Agreement and will be subject to the terms of Article 33 of the Agreement.

     7. SECURING APPLICATIONS AND SUITABILITY. All applications for the Company Policies shall be made on applications forms supplied by the Company and all payments collected by Broker-Dealer or any

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Representative of Broker-Dealer shall be remitted promptly in full, together with such application forms and any other required documentation, directly to the Company at the address indicated on such application or to such other address as the Company may, from time-to-time, designate in writing. Broker-Dealer shall review all such applications for completeness and suitability, consistent with Company policies and procedures. Checks in payment on any such Policy shall be drawn to the order of "The Lincoln National Life Insurance Company" or "Lincoln Life & Annuity Company of New York", whichever is applicable. No payments for Policies may be made in currency or securities. All applications are subject to acceptance or rejection by the Company at its sole discretion. Broker-Dealer shall notify the Issuing Insurer when the sale of any Policy constitutes the replacement of an existing insurance contract.

     Broker-Dealer shall, through an FINRA Principal, evaluate and approve each application as being suitable for the policyowner according to the standards of suitability for variable products set forth in the Lincoln Market Conduct Manual for Fixed and Variable Life Insurance and Annuities Market Conduct Manual and FINRA Rules 2310 and 2330. Broker Dealer will also require that every recommendation to surrender a variable life insurance policy or annuity contract will be suitable based upon the above referenced standards. Broker Dealer may determine suitability according to standards more stringent than those set forth in the Market Conduct Manual or FINRA Rules 2310 and 2330. Broker Dealer will maintain written suitability standards and guidelines. Broker Dealer will implement data collection procedures that are designed to obtain in documentary form relevant information concerning each policyowner's insurance needs and financial objectives. Company may periodically request certification of compliance with this provision from Broker Dealer. Broker Dealer will ensure that Representatives are trained on suitability standards set forth in the Market Conduct Manual and FINRA Rules 2310 and 2330. Broker Dealer shall maintain records of attendance by Representatives at said training. Broker Dealer shall maintain documentation to support the suitability of each transaction as required by the FINRA, SEC and various state Insurance and Securities Departments. All records shall be maintained in a format and for periods of time as required by the FINRA, SEC and the various state Insurance and Securities Departments. Upon request, Broker Dealer shall provide to Company and/or LFD access to books and records that document and support the suitability of all recommendations made to purchase or surrender a fixed or variable product.

     8. MONEY RECEIVED BY BROKER-DEALER. All money payable in connection with any of the Policies, whether as premium or otherwise, and whether paid by or on behalf of any policyholder, contract owner or anyone else having an interest in the Policies, is the property of the Company and shall be deemed received and held by Broker-Dealer as a fiduciary to the Company and shall, together with applications, forms and other required documents, be transmitted immediately in accordance with the administrative procedures of the Company without any deduction or offset for any reason, including, by way of example but not limitation, any deduction or offset for compensation claimed by Broker-Dealer.

     9. SUPERVISION OF REPRESENTATIVES.

     a. To the extent the Company and its representatives assist
Broker-Dealer and its representatives in the preparation of the sale of the Policies, the Company shall have full responsibility for the training and supervision of its representatives, and such representatives will be qualified under applicable federal and state law. The Company's representatives may receive compensation for such sales activity in addition to the compensation paid by the Company to Broker-Dealer or Agency as provided in Schedule A1.

     b. Broker-Dealer shall have full responsibility for the training and supervision of all Representatives associated with Broker-Dealer who are engaged directly or indirectly in the offer or sale of the Insurance Securities, and all such persons shall be subject to the control of and supervision of Broker-Dealer with respect to such persons' securities regulated activities, and to the control of Broker-Dealer or its appropriate licensed insurance agency subsidiary with respect to such person's insurance regulated activities, in connection with the solicitation and sale of and other communication with respect to the Policies. Broker-Dealer, prior to allowing its Representatives to solicit for sales or sell the Policies, shall require such Representatives to be validly insurance licensed, registered and appointed by the Company as fixed and/or variable contract agents in accordance with the jurisdictional requirements of the place where the solicitations and sales take place as well as the solicited person's or entity's place of residence; will cause such Representatives to qualify under applicable federal and state laws to engage in the sale of the Insurance Securities; will cause such Representatives to be registered representatives of Broker-

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Dealer before such Representatives engage in the solicitation of applications for the Insurance Securities; and will cause such Representatives to limit solicitation of applications for the Policies to jurisdictions where the Company has authorized such solicitation. Broker-Dealer shall cause such Representatives' qualifications to be certified to the satisfaction of LFD; and shall notify LFD if any Representative ceases to be a registered representative of Broker-Dealer or ceases to maintain the proper licensing required for the sale of any of the Policies.

     c. Each party shall be liable for its own negligence and misconduct hereunder.

     10. COMPLIANCE WITH FINRA RULES AND FEDERAL AND STATE SECURITIES LAWS. Broker-Dealer and LFD each shall fully comply with the requirements of the FINRA and of the Securities Exchange Act of 1934 and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the Broker-Dealer's Representatives and the Company's representatives, respectively. Upon request, Broker-Dealer shall furnish such appropriate records as may be necessary to establish proper licensing and diligent training and supervision of Representatives.

     11. NOTICE OF REPRESENTATIVE'S NONCOMPLIANCE. In the event a Representative fails or refuses to submit to supervision of Broker-Dealer or otherwise fails to meet the rules and standards imposed by Broker-Dealer on its Representatives, Broker-Dealer shall advise LFD of this fact and shall immediately notify such Representative that he or she is no longer authorized to sell the Policies, and Broker-Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Representative relating to the Policies.

     12. INVESTIGATIONS: CUSTOMER COMPLAINTS. Broker-Dealer agrees to cooperate fully in any insurance, securities or other regulatory or judicial investigation or proceeding arising in connection with the Policies, Company, LFD, Broker-Dealer and/or any of the Representatives. Broker-Dealer shall permit applicable federal and state insurance and other regulatory authorities to audit their records and shall furnish the foregoing authorities with any information such authorities may request in order to ascertain whether Broker-Dealer is complying with all applicable laws and/or regulations. Broker-Dealer agrees to cooperate with Company and LFD in resolving all customer complaints with respect to the Policies, Broker-Dealer and/or the Representatives.

     13. PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING.

     a. Broker-Dealer shall be provided with prospectuses relating to the Insurance Securities and such other material as LFD determines to be necessary or desirable for use in connection with sales of such Policies. No sales promotion materials or any advertising relating to the Insurance Securities shall be used by Broker-Dealer unless the specific item has been approved in writing by LFD, which consent shall not be unreasonably withheld or delayed. Broker-Dealer shall require its Representative to deliver a then-current prospectus prior to the solicitation or sale of the Policies.

     b. Broker-Dealer shall be provided with advertising and sales material relating to the fixed Policies and such other material as the Company determines to be necessary or desirable for use in connection with sales of such Policies. No sales promotion materials or any advertising relating to the Fixed Policies shall be used by Broker-Dealer or Agency unless the specific item has been approved in writing by the Company, which consent shall not be unreasonably withheld or delayed. While the Company stationery may be made available to the Broker-Dealer and/or Agency, it is to be used only when promoting the Company's products exclusively.

     c. In addition, neither Broker-Dealer nor Agency shall print, publish or distribute any advertisement, circular or any document relating to the Company unless such advertisement, circular or document shall have been approved in writing by the Company; provided, however, that nothing herein shall prohibit Broker-Dealer from advertising fixed or variable insurance in general or on a generic basis.

     14. COMPANY PROPERTY. Broker-Dealer and Agency agree that all policyholder files, lists of policy owners or insured persons, records and premium accounts are the property of the Company, and may be audited or inspected as the Company may require. All computer software containing the rates and values of products issued by the Company whether or not distributed through LFD, all rate books,

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computer printouts, policies, brochures, prospectuses, sales promotion materials, whether in hard copy or computer format, containing the name/logo of the Company, LFD, or any affiliated company, are furnished to Broker-Dealer and Agency in confidence, and Broker-Dealer and Agency agree to refrain from reproducing, publishing, or disclosing such material other than in the ordinary course of business. Broker-Dealer and Agency further agrees that all such property shall be returned to the Company upon demand or upon termination of this Agreement if so required by the Company. Upon termination of this Agreement for any reason, the Broker-Dealer and Agency further agree not to use any such material for their commercial purposes or for that of any other entity.

     15. MARKETING SUPPORT. LFD will provide to Broker-Dealer appropriate marketing support for variable products covered by this Agreement. The support may be provided by LFD home office personnel, or by third-party wholesaling firms or individuals. LFD will provide Broker-Dealer with advance notice of its intentions to utilize any marketing support. Broker-Dealer must provide LFD with written notification of any objection it may have to LFD's use of such non-affiliated marketing support.

     16. RIGHT OF REJECTION. The Company, in its sole discretion, may reject any applications or payments remitted by Representatives through Broker-Dealer and may refund an applicant's payments. If Company should reject any application for a Policy, Company will immediately return any funds directly to the prospective purchaser, and Broker-Dealer will be notified of such refused application. In the event such refunds are made and if Broker-Dealer or Agency has received compensation based on an applicant's payment that is refunded, Broker-Dealer shall promptly repay such compensation to the Company. If repayment is not promptly made, the Company may at its sole option deduct any amounts due it from Broker-Dealer or Agency from future commissions otherwise payable to Broker-Dealer or Agency pursuant to this agreement. This provision shall survive termination of this Agreement.

     17. COMPENSATION.

     a. COMMISSIONS, FEES AND ALLOWANCES. Sales compensation payable to Broker-Dealer in connection with the Policies shall be paid by the Company to the Agency, (or, only if Broker-Dealer is also a corporate insurance agency permitted to receive such compensation, to Broker-Dealer in its capacity as an Agency) and Broker-Dealer hereby appoints Agency to receive on its behalf any and all compensation that may be due and payable to Broker-Dealer in accordance with the provisions set forth in Schedule A1. The Company will provide Broker-Dealer or Agency with a copy of its current Schedule of Sales Compensation for the Policies. These fees and commissions will be paid as a percentage of premiums received and accepted by the Company on applications obtained by the various Representatives of Broker-Dealer. Compensation upon termination of this Agreement shall be subject to the terms of Section 33. Broker-Dealer and/or Agency shall be liable for any chargebacks or for any other amounts advanced by or otherwise due to the Company hereunder.

     b. CHANGES TO COMPENSATION SCHEDULE.  The Company may, upon at least ten
(10) days prior written notice, change its Schedule of Sales Compensation. Any such change shall apply to compensation due on applications received by the Company after the effective date of such notice. Submission of business after the modification of the Schedule of Sales Compensation will constitute the acceptance of Broker-Dealer and/or Agency of such modification.

     c. RESTRICTIONS.

        i. If Broker-Dealer, Agency or any Representative shall rebate or offer to rebate all or any part of a premium on a policy issued by the Company in violation of applicable state insurance laws or regulations, or if Broker-Dealer, Agency or any Representative shall withhold any premium on any Policy issued by the Company, or if Broker-Dealer, Agency or any Representative rebates or offers to rebate all or any part of a commission paid or payable upon the sale of a Policy in violation of applicable state insurance laws or regulations, the Company may, at its option, terminate this Agreement.

        ii. If Broker-Dealer, Agency or any Representative shall at any time induce or endeavor to induce any owner of a Policy to relinquish the Policy except under circumstances where there is reasonable grounds for believing the Policy or interest therein is not suitable for such person, any and all compensation due hereunder shall cease and terminate except for that already earned.

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        iii. Nothing in this Agreement shall be construed as giving
Broker-Dealer or Agency the right to incur any indebtedness on behalf of the Company. Broker-Dealer and Agency each hereby authorizes the Company to set off their respective liabilities to the Company against any and all amounts otherwise payable to them by the Company, whether payable hereunder or with respect to policies which are both administered and co-insured by Company.

     d. INDEBTEDNESS.

        i. The Company is authorized, at any time either before or after the termination of the Agreement, to deduct compensation due from Company to Broker-Dealer or Agency the entire amount of any funds, including, but not limited to, advances or debts, owed by Broker-Dealer to Company or its affiliates, associates, parents or subsidiaries, but only to the extent of the actual amount owed by Broker-Dealer or Agency as determined by Company.

        ii. Any compensation, regardless of how characterized, paid to Broker-Dealer or Agency for premiums or considerations, including rollover amounts, later returned or credited to the customer, or any overpayment of such compensation shall be a debt due to Company from Broker-Dealer or Agency and payable in accordance with (a) above.

        iii. In addition to all other rights available to Company as a creditor, Company shall have a first lien on all compensation payable under the Agreement for any of the funds, advances or debts described herein.

        iv. To the extent that any compensation due Broker-Dealer or Agency from Company is insufficient to cover advances or other debt, the difference shall become a debt due and payable immediately to Company unless other arrangements have been made with Company. At the sole discretion of Company, interest, at a lawful rate to be determined by Company, shall thereupon begin to accrue.

        v. In the event Company initiates collection efforts or legal action to collect any indebtedness of Broker-Dealer or Agency or their agents, Broker-Dealer or Agency shall reimburse Company for reasonable attorney fees and expenses in connection therewith. As used in this Section, "Company" shall be deemed to refer to, and shall include, all affiliates of The Lincoln National Life Insurance Company.

     e. COMPENSATION DISCLOSURES. Broker-Dealer will require its Representatives to comply with all federal and state, securities and insurance laws, rules and regulations governing the disclosure of compensation with respect to Insurance Securities and insurance products. At a minimum, Broker-Dealer will require, of itself and its Representatives, that the following be disclosed: (i) that the Broker-Dealer and Representative receives commissions based on a percentage of the premiums paid by the customer or a fee based on the amount of the assets managed under the investment products sold by them and (ii) if the Broker-Dealer or its Representative receives any contingent compensation, that they may be paid additional compensation based on such factors as the total volume of their product sales, the length of time that customers continue to pay premiums or keep assets invested in the products sold by them and/or the profitability of those products.

     18. BOOKS AND RECORDS. Broker-Dealer shall maintain the books, accounts and records of the Representatives as required by applicable laws and regulations. The books, accounts and records of Broker-Dealer relating to Policy sales shall be maintained so as to clearly and accurately disclose the nature and details of all transactions. Broker-Dealer shall, for itself and through supervision of Representatives, take appropriate action to keep confidential all information obtained pursuant to this Agreement (including, without limitation, names of purchaser of Policies) and shall disclose such information only if Company has authorized such disclosure in writing or if such disclosure is expressly required by applicable federal or state authorities. The Company shall have access to all books, accounts and records of Broker-Dealer pertaining to the Policies.

     19. POLICY DELIVERY. The Company may, upon written request of Broker-Dealer, transmit Policies to Broker-Dealer or Agency for delivery to Policyowners. Broker-Dealer hereby agrees to deliver all such Policies to policyowners promptly upon its receipt thereof from the Company.
Broker-Dealer and

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Agency agree that the indemnification provisions of this Agreement include any and all costs, expenses, loss, damages and attorneys' fees resulting from Broker-Dealer's or Agency's failure to perform or inability to prove performance of the undertakings described in this paragraph, and authorizes the Company to set off any amount it owes the Company under this paragraph against any and all amounts otherwise payable to or on behalf of Broker-Dealer or Agency by the Company pursuant to this agreement. The Company reserves the right to revoke or withdraw this privilege, in whole or in part, at any time, and without prior notice.

     20. INDEMNIFICATION.

     a. The Company and LFD will indemnify and hold harmless Broker-Dealer and each of its affiliates, officers or directors against any losses, expenses (including reasonable attorneys' fees), claims, loss or damages or liabilities to which Broker-Dealer or such affiliates, officers or directors becomes subject insofar as such losses, claims, damages or liabilities arise out of or are based upon the Company's performance, non-performance or breach of this Agreement, or are based upon any untrue statement contained in any Registration Statement (or post-effective amendment thereof) or in the Prospectus or any amendment or supplements thereto.

     b. Broker-Dealer will indemnify and hold harmless the Company, and LFD and each of their current and former affiliates, directors and officers and each person, if any, who controls or has controlled the Company and LFD within the meaning of the Securities Act or the Exchange Act, against any losses, expenses (including reasonable attorneys' fees), claims (including, but not limited to, claims for commissions or other compensation), damages or liabilities to which the Company and LFD and any such affiliates, director, officer or controlling person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Broker-Dealer and/or its Representatives' performance, non-performance or breach of this Agreement, including, but not limited to, any unauthorized use of sales materials, any misrepresentations or any sales practices concerning the Policies.

     21. ARBITRATION. If any dispute, disagreement or controversy shall arise in connection with any interpretation of this Agreement, its performance or nonperformance, or the figures and calculations used, the parties shall make every effort to meet and informally settle their dispute(s). If the parties to this Agreement cannot agree on a written statement to the dispute within thirty (30) days after it arises, or within a longer period agreed upon by the parties, then the matter in controversy shall be settled by arbitration, in accordance with the rules of the Board of Arbitration of the National Association of Securities Dealers, Inc. The determination of the arbitrator(s), or a majority of them, shall be final and binding on all parties and judgment upon the award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction. Any arbitration arising between the parties with respect to this Agreement shall be conducted in Greensboro, NC, Concord, NH, Ft. Wayne, IN, Hartford, CT or Philadelphia, PA.

     22. WAIVER. Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect.
No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     23. INDEPENDENT CONTRACTORS.

     a. The Broker Dealer and LFD are independent contractors with respect to Broker-Dealer, its Representatives and Agency. Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of employer and employee between the Company or LFD and Broker-Dealer, its Representatives or Agency.

     b. Broker-Dealer shall, in its sole discretion, select the persons from whom it will solicit applications for Policies, as well as the time, manner and place of solicitation.

     24. LIMITATIONS. No party other than the Company shall have the authority to make, alter, or discharge any policy, contract, or certificate issued by the Company, to waive any forfeiture or to grant, permit, or extend the time for making any payments, or to guarantee earnings or rates, or to alter the

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forms which the Company may prescribe or substitute other forms in place of those prescribed by the Company, or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of the Company.

     25. FIDELITY BOND.

     a. Broker-Dealer represents that all of its directors, officers, employees and Representatives who are appointed pursuant to this Agreement as the Company agents for state insurance law purposes or who have access to funds of the Company, including but not limited to funds submitted with applications for the Policies or funds being returned to owners, shall at all times be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Broker-Dealer at Broker-Dealer's expense. Such bond shall be, at least, of the form, type and amount required under the FINRA Conduct Rules. Broker-Dealer and Agency shall maintain Errors and Omissions insurance coverage in an amount satisfactory to the Company and LFD. The Company may require evidence, satisfactory to it, that such coverage is in force and Broker-Dealer and Agency shall give prompt written notice to the Company of any notice of cancellation or change of coverage.

     b. Broker-Dealer shall assign any proceeds received from the fidelity bonding company, Errors and Omissions insurance or other liability coverage to the Company to the extent of any loss to the Company due to activities covered by the bond for which the Company and/or LFD are not responsible. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay the Company such amount on demand and Broker-Dealer hereby indemnifies and holds harmless the Company from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

     c. Broker-Dealer and Agency hereby represent and warrant that no Broker-Dealer or Agency representative or employee assigned to provide services or work hereunder have been convicted of any felony under any state or federal law and Broker-Dealer and Agency agree to defend and indemnify Company and LFD with respect to any action brought against Company and LFD to the extent that such action is based upon a claim that the engagement by Company and LFD of such representative or employee violated any state or federal proscription against such engagement, including but not limited to The Violent Crime Control and Law Enforcement Act of 1994.

     26. ENTIRE AGREEMENT. This Agreement is the entire agreement and understanding between parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among such parties. No course of dealing, course of performance or parol evidence shall be used to supplement or modify any terms hereof; provided, however, any obligation of Broker-Dealer to Company or any of its affiliates pursuant to a prior agreement shall continue as an obligation thereunder.

     27. BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns; provided however, that neither Broker-Dealer nor Agency may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

     28. SEVERABILITY. Any provision of this Agreement which is found to be invalid, void or illegal shall in no way affect or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

     29. REGULATIONS. The parties agree to observe and comply with all applicable local, state, and federal laws and rules or regulations, and to fully co-operate with any regulatory authority having jurisdiction with respect thereto.

     30. NOTICES. All notices or communications shall be sent in writing and to the addresses shown below or to such other address as the party may request by giving written notice to the other parties. Notices shall be effective immediately upon date of postmark in the mail, if received, or upon receipt if delivered by any other means, unless otherwise specifically provided.

          The Lincoln National Life Insurance Company or Lincoln Life & Annuity Company of New York
          c/o Lincoln Financial Distributors
          350 Church Street
          Hartford, CT 06103-1106

          BROKER-DEALER NAME
          ADDRESS
          ADDRESS

                                                      (Insurance Agency)
         ---------------------------------------------
         ---------------------------------------------
         ---------------------------------------------

     31. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the state of domicile of the Issuing Insurer.

    32. AMENDMENT OF AGREEMENT. The Company and LFD reserve the right to amend this Agreement at any time, and the submission of an application to purchase a policy by Broker-Dealer after notice of any such amendment shall constitute agreement to any such amendment.

     33.  TERMINATION.

     a. This Agreement may be terminated by any party, without cause, upon thirty (30) days written notice to the other parties.

     b. This Agreement may be terminated immediately by Company or LFD for cause. For purposes of this section, "cause" shall mean failure to return money to clients where appropriate, failure to account for any money received from or on behalf of Company or LFD, any fraud, misrepresentation or dishonesty in any relationship with Company or LFD, their affiliates, or any past, present or proposed client, violation of any federal or state law or regulation or violation of any of the terms of this Agreement. It may be terminated by any party immediately for failure to perform satisfactorily and shall be terminated if Broker-Dealer shall cease to be registered broker-dealers under the Exchange Act or members in good standing with the FINRA.

     c. This Agreement will automatically terminate:

        i. Upon the death or total and permanent physical or mental disability of Broker-Dealer, if an individual.

        ii. Upon dissolution of Broker-Dealer, if a corporation or a partnership, including LLC and LLP.

        iii. At the end of any calendar year during which Broker-Dealer has not maintained the minimum life premium and persistency requirements, if any, as set forth in Schedule A1.

     d. Termination of this Agreement will result in the termination of all agreements with Representatives of Broker-Dealer.

     e. Payment of broker compensation at a level that is higher than the level of broker compensation set forth in Schedule A1 will, at the option of the Company, result in the termination of this Agreement.

     f. In the event of such termination, commissions, fees and allowances for the first contract year and for renewal years, with respect to applications submitted by Broker-Dealer and its Representatives prior to the date of termination, shall be payable, based upon the compensation schedule set forth in Schedule A1 in effect at the time of termination. Provided, however, if such termination is due to a misappropriation of funds, fraud or for any reason based on action prohibited by the criminal laws of the jurisdiction in which the act is committed, no further compensation shall be paid.

     34. CONFIDENTIAL INFORMATION AND PROTECTION OF NON-PUBLIC PERSONAL INFORMATION. Each party agrees to maintain the other party's Confidential Information (defined below) in strict confidence and in a manner to safeguard against unauthorized access, disclosure, use, destruction, loss or alteration in accordance with the Gramm-Leach-Bliley Act, Regulation S-P, the relevant state and federal regulations pursuant thereto and state privacy laws (all the foregoing referred to as "Privacy Law.")

     a. "Confidential Information" shall mean (1) any data or information that is proprietary to disclosing party and not generally known to the public, whether in tangible or intangible form, including, but not limited to, the following information relating to a party's marketing strategies, business systems, databases, and (2) any customer or consumer specific data deemed to be "nonpublic personal information" under the Privacy Law.

     b. Specifically, with regard to nonpublic personal information, the parties agree that they are prohibited from using consumer or customer non-public personal information other than (1) to execute the terms and conditions of this Agreement as permitted by Privacy Law or (2) as required by state or federal law, regulation or rule. The parties agree not to disclose consumer or customer non-public personal information to any third parties without prior written permission of the disclosing party. Each party shall promptly report to the other party any unauthorized disclosure or use of any Confidential Information of which it becomes aware.

     c. Upon request, each party shall return to the other party or destroy (and provide an appropriate written destruction certificate) all Confidential Information in its possession or control. No disclosure by a party hereto of Confidential Information of such party to the other party shall constitute a grant to the other of any interest or right whatsoever in such Confidential Information, which shall remain the sole property of the disclosing party.

     d. Each party hereto shall have the right to make reasonable requests to inspect, during normal business hours, the other party's facilities, data and records, associated audit reports, summaries of test results or equivalent measures taken by a party to ensure compliance with the Privacy Law for the purposes of verifying that the confidentiality provisions of this Agreement are being complied with. The terms of this section will survive the termination of this Agreement.

     35. ANTI-MONEY LAUNDERING. The parties hereby agree to abide by and comply with the provisions of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 (USA Patriot Act). The parties further agree to take all actions necessary to comply with any new or additional regulations promulgated under said Act.

     36. THE VIOLENT CRIME CONTROL AND LAW ENFORCEMENT ACT. Wholesaler, Broker-Dealer and Agency represent and warrant to Company that no agent, employee or representative of the Wholesaler, Broker-Dealer or Agency providing services according to the terms of this Agreement have been convicted of any felony involving dishonesty or breach of trust under any state or federal law. Wholesaler, Broker-Dealer and Agency agree to defend and indemnify Company with respect to any action brought against Company to the extent that such action is based upon a claim that the engagement by Company of such agent, employee or representative of the Wholesaler, Broker-Dealer or Agency violated any state or federal proscription against such engagement, including but not limited to the Violent Crime Control and Law Enforcement Act of 1994, as may be amended.

     37. COMPLIANCE CERTIFICATION(S). The Company may require periodic certifications by Broker-Dealer with respect to its compliance of its Representatives with all of the particular compliance requirements set forth in this Agreement (i.e., Anti-Money Laundering, Compensation Disclosures, Suitability) as well as the compliance with the Company's and LFD's rules and policies. Failure to timely respond to such requests for certification may, in Company's and LFD's sole discretion, result in compensation being withheld until such certification is provided or termination of this Agreement.

     38. EFFECTIVE DATE.  This Agreement shall be effective on      .

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:
   -------------------------------------
Print Name:   Loraine C. Bernard
           -----------------------------
Title:   Assistant Vice President
      ----------------------------------
Date:
     -----------------------------------



LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:
   -------------------------------------
Print Name:   Loraine C. Bernard
           -----------------------------
Title:   Assistant Vice President
      ----------------------------------
Date:
     -----------------------------------



LINCOLN FINANCIAL DISTRIBUTORS, INC.

By:
   -------------------------------------
Print Name:   Loraine C. Bernard
           -----------------------------
Title:   Assistant Vice President
      ----------------------------------
Date:
     -----------------------------------



BROKER-DEALER NAME
TIN:

By:
   -------------------------------------
Print Name:
           -----------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------



INSURANCE AGENCY NAME
TIN:

By:
   -------------------------------------
Print Name:
           -----------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------

                           SUBSIDIARY SIGNATURES
SUBSIDIARY NAME:
                   -----------------------------------
Business Address:
                   -----------------------------------
                   -----------------------------------
                   -----------------------------------


Signature:
                   -----------------------------------
Name:
                   -----------------------------------
Tax ID #:
                   -----------------------------------

SUBSIDIARY NAME:
                   -----------------------------------
Business Address:
                   -----------------------------------
                   -----------------------------------
                   -----------------------------------

Signature:
                   -----------------------------------
Name:
                   -----------------------------------
Tax ID #:
                   -----------------------------------

SUBSIDIARY NAME:
                   -----------------------------------
Business Address:
                   -----------------------------------
                   -----------------------------------
                   -----------------------------------


Signature:
                   -----------------------------------
Name:
                   -----------------------------------

Tax ID #:
                   -----------------------------------

SUBSIDIARY NAME:
                   -----------------------------------
Business Address:
                   -----------------------------------
                   -----------------------------------
                   -----------------------------------


Signature:
                   -----------------------------------
Name:
                   -----------------------------------
Tax ID #:
                   -----------------------------------

                               ADDENDUM

   This addendum ("Addendum") adds to the Selling Agreement between The Lincoln National Life Insurance Company and/or Lincoln Life Annuity Company of New
York, and Lincoln Financial Distributors, Inc. ("LFD"), a member FINRA
("Lincoln") and BROKER-DEALER NAME ("Broker/Dealer") dated        ("Agreement").
Except for a conflict between the terms of the Agreement and this Addendum, the terms of the Agreement shall apply to this Addendum. In the event of a conflict between the terms of this Addendum and the terms of the Agreement, this Addendum shall control.

WHEREAS Broker/Dealer and Lincoln are registered broker-dealers and subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, 31 U.S.C. 5311 et seq. (the "Act"); and

WHEREAS Broker/Dealer and Lincoln are required to comply with the Customer Identification Program ("CIP") provisions of the Act; and

WHEREAS Broker/Dealer sells Lincoln's life insurance and annuity products and has access to the information necessary to provide CIP services on behalf of Lincoln;

THEREFORE, in consideration of the mutual obligations contained herein, the parties agree as follows:

1. Broker/Dealer certifies that it has implemented an anti-money laundering program that complies with the requirements of the Act.

2. Broker/Dealer certifies that it has implemented a CIP that complies with all requirements of the Act.

3. Lincoln certifies that it has implemented an anti-money laundering program that complies with the requirements of the Act.

4. For the term of this Addendum, Broker/Dealer agrees to provide required CIP services for any Lincoln annuity or variable life insurance contracts that are sold by Broker/Dealer's agents, brokers or contractors.

FURTHERMORE, Broker/Dealer shall certify it meets the requirements of the Act to Lincoln upon request.

AGREED TO AND ACCEPTED:

THE LINCOLN NATIONAL LIFE INSURANCE     LINCOLN LIFE & ANNUITY COMPANY
 COMPANY                                 OF NEW YORK


By:                                     By:
   -----------------------------------     ------------------------------------
Printed Name:   Loraine C. Bernard      Printed Name:   Loraine C. Bernard
             -------------------------               --------------------------
Title:   Assistant Vice President       Title:   Assistant Vice President
      --------------------------------        ---------------------------------
Date:                                   Date:
     ---------------------------------       ----------------------------------

LINCOLN FINANCIAL DISTRIBUTORS, INC.    BROKER-DEALER NAME
                                        TIN:

By:                                     By:
   -----------------------------------     ------------------------------------
Printed Name:   Loraine C. Bernard      Printed Name:
             -------------------------               --------------------------
Title:   Assistant Vice President       Title:
      --------------------------------        ---------------------------------
Date:                                   Date:
     ---------------------------------       ----------------------------------

                             SCHEDULE C1

                 General Letter of Recommendation

     BROKER-DEALER hereby certifies to The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York (collectively the "Company") that all the following requirements will be fulfilled in conjunction with the submission of appointment papers for all applicants as agents of the Company submitted by BROKER-DEALER. BROKER-DEALER will, upon request, forward proof of compliance with same to the Company in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence, business reputation, and experience and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of appointment as a variable annuity agent of the Company. This inquiry and background investigation has included a credit and criminal check on each applicant. Based upon our investigation, we vouch for each applicant and certify that each individual is trustworthy, competent and qualified to act as an agent for the Company to hold himself out in good faith to the general public.

2. We have on file a U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our FINRA member firm, and each applicant is presently registered as an FINRA registered representative.

     The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license or appointment and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific state each applicant is licensed in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

4. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

5. We will not permit any applicant to transact insurance as an agent until duly licensed and appointed by the Company. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority applied for is received.

6. Broker-Dealer shall promptly notify the Company should the Broker-Dealer terminate any of its appointed Representatives for performance, non-performance or breach of this Agreement, including, but not limited to, any unauthorized use of sales materials, any misrepresentations or any sales practices concerning the Policies or who are found to be in violation of any federal or state securities or insurance laws involving fraud, deceit, or knowing misrepresentations.